Exhibit 99.1 (a)

On April 29, 2010, Cedric Prouve sold 62,212 shares of Class A
Common Stock at an average sale price of $66.4045. The information regarding the shares sold that day at each price per share appears in the two columns below:

   100   $66.5850
   300 	 $66.5800
   100 	 $66.5700
   200 	 $66.5600
   400 	 $66.5500
   300 	 $66.5400
   300 	 $66.5300
   100 	 $66.5200
   200 	 $66.5100
   200 	 $66.5003
 1,100 	 $66.5000
 2,422 	 $66.4900
   708 	 $66.4800
 2,408 	 $66.4700
   100 	 $66.4650
 2,300 	 $66.4600
   100 	 $66.4504
 3,795 	 $66.4500
 3,700 	 $66.4400
 1,940 	 $66.4300
 3,492 	 $66.4200
   100 	 $66.4136
   100 	 $66.4107
   100 	 $66.4106
 1,808 	 $66.4100
 4,278 	 $66.4000
 3,724 	 $66.3900
 1,000 	 $66.3850
 1,236 	 $66.3800
 5,284 	 $66.3700
 3,057 	 $66.3600
17,260 	 $66.3500


Exhibit 99.1 (b)

On April 30, 2010, Cedric Prouve sold 37,788 shares of Class A
Common Stock at an average sale price of $66.3711. The information regarding the shares sold that day at each price per share appears in the two columns below:


   100 	$66.4300
   200 	$66.4100
   100 	$66.4050
 1,933 	$66.4000
   100 	$66.3950
 1,800 	$66.3900
 1,500 	$66.3850
12,900 	$66.3800
   100 	$66.3790
   100 	$66.3772
 2,900 	$66.3750
   100 	$66.3703
   100 	$66.3701
   600 	$66.3700
   300 	$66.3650
 2,000 	$66.3645
   100 	$66.3644
   100 	$66.3614
 2,592 	$66.3600
   453 	$66.3550
   100 	$66.3518
 9,610 	$66.3500